SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 23, 2010

Date of Earliest Event Reported: August 23, 2010

ODYSSEY OIL & ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

(Former Name of Registrant)

Florida
(State of Organization)

65-1139235
(I.R.S. Employer Identification No.)

Commission File Number 333-106299
18 George Avenue
Rivonia, 2128 South Africa
Address of Principal Executive Offices
Registrants Telephone Number (including area code):+27(11)807-1446

ODYSSEY OIL & ENERGY, INC.

Report on Form 8-K

 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 10, 2010, Odyssey Oil & Energy, Inc. (the “Company”) entered into an agreement to acquire C2E International Limited, which has the technology and rights to produce fuel from coal with zero emissions.  As part of the acquisition of C2E International Limited, the Company, Inc issued 51,454,500 shares of restricted stock to Interco Holdings or its nominees. Said action was approved on August 23, 2010 by the Board of Directors and by consent of a majority of the shareholders.

In connection with this action, the Board of Directors on August 23, 2010 also approved with the consent of a majority of the shareholders that subsequent to the issuance of the 51,454,500 restricted shares to Interco Holdings or its nominees that the Company perform a 6 for 1 reverse split.  This will result in the Authorized Shares of Common Stock being reduced from 650,000,000 to 108,333,333 shares with a par value of $.0001 each and the Issued Shares of Common Stock being reduced from 300,000,000 to 50,000,000.  The effective date of the reverse split will be September 8, 2010.

Further, the Board of Directors approved on August 23, 2010 with the consent of a majority of the shareholders, that with effect from September 8, 2010, an amendment to the Certificate of Incorporation by increasing the Authorized Shares of Common Stock to one billion (1,000,000,000) shares, par value $.0001 each.  The resulting Authorized Shares by this Amendment is one billion twenty million (1,020,000,000) shares, 1 billion (1,000,000,000) common shares, par value $.0001 each, and twenty million (20,000,000) preferred shares, par value $.0001 each.

Subsequent to the issuance of 51,454,500 restricted common shares to Interco Holdings or its nominees, the 6 to 1 reverse split, and the increase of the Authorized Shares of Common Stock and pursuant to the terms of said agreement to acquire C2E International Limited, the Company will issue 600,000,000 shares of restricted stock to the sellers of C2E International Limited. Said action was approved on August 23, 2010 by the Board of Directors and by consent of a majority of the shareholders.  This will result in a change in control of the Company.

Subsequent to the issuance of 51,454,500 restricted common shares to Interco Holdings or its nominees, the 6 to 1 reverse split, the filing with the Secretary of State of Florida of the Amended Certificate of Incorporation and the issuance of the 600,000,000 restricted common shares for the purchase of C2E International Limited, Arthur Johnson will resign as President of the Company and Nick Theunissen will resign as Chairman of the Company.  Both will remain as directors.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As a result of the agreement with C2E International Limited as described in Item 1.01 above, the Company has acquired a 100% interest in C2E International Limited.

ITEM 5.01 Changes in Control of Registrant

As described in Item 1.01, on August 23, 2010, a change in control occurred as a result of the acquisition of a 100% interest in C2E International Limited.   The terms of the acquisition are set forth in the August 10, 2010 agreement by the Company to acquire C2E International Limited.  A copy of the agreement is attached hereto as Exhibit 2.1.  Please see Item 1.01 above for additional disclosure regarding this acquisition.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws.

On August 23, 2010, the Board of Directors approved with the consent of a majority of the shareholders, that with effect from September 8, 2010, an amendment to the Certificate of Incorporation by increasing the Authorized Shares of Common Stock to one billion (1,000,000,000) shares, par value $.0001 each.  The resulting Authorized Shares by this Amendment is one billion twenty million (1,020,000,000) shares, 1 billion (1,000,000,000) common shares, par value $.0001 each, and twenty million (20,000,000) preferred shares, par value $.0001 each.  The Amended Certificate of Incorporation will be filed with the Secretary of State of Florida.

ITEM 7.01 Regulation FD Disclosure

The Board of Directors on August 23, 2010 approved with the consent of a majority of the shareholders that subsequent to the issuance of the 51,454,500 restricted shares to Interco Holdings or its nominees as described in Item 1 above, that the Company perform a 6 for 1 reverse split.  This will result in the Authorized Shares of Common Stock being reduced from 650,000,000 to 108,333,333 shares with a par value of $.0001 each and the Issued Shares of Common Stock being reduced from 300,000,000 to 50,000,000.  The effective date of the reverse split will be September 8, 2010.  Subsequently the Board of Directors will issue 600,000,000 restricted shares as described in Item 1.01 above for the purchase of C2E International Limited.

Subsequent to the issuance of 51,454,500 restricted common shares to Interco Holdings or its nominees, the 6 to 1 reverse split, the filing with the Secretary of State of Florida the Amended Certificate of Incorporation and the issuance of the 600,000,000 restricted common shares for the purchase of C2E International Limited, Arthur Johnson will resign as President of the Company and Nick Theunissen will resign as Chairman of the Company.  Both will remain directors of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) EXHIBITS

Exhibit No.	Exhibits

2.1	Agreement to acquire C2E International Limited.

3.1	Amended Certificate of Incorporation of Odyssey Oil & Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Oil & Energy, Inc.

Dated  August 23, 2010

By:	/s/ Arthur Johnson
Arthur Johnson
Principal Executive Officer,
President and Director